UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 26, 2014 (October 1, 2014)

MACC PEI Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	45-6510799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24040 Camino Del Avion #A307, Monarch Beach, California	92629
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
Registrant's Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Extension of Trust's Term

On September 26, 2014, the term of the MACC PEI Liquidating Trust (the "Trust") was extended by the initial and current managing trustee, NL Strategies, Inc., a California corporation, of the Trust (the "Managing Trustee") to December 31, 2015, with the possibility that the term of the Trust may be extended further if deemed reasonably necessary to wind up the affairs of the Trust by the Managing Trustee.  This extension was made pursuant to Section 4.1 of the Trust's Liquidating Trust Agreement dated September 29, 2011, by and among MACC Private Equities, Inc., a Delaware corporation, the Managing Trustee, and The Corporation Trust Company of Delaware, a Delaware corporation, which permits the Managing Trustee to extend the term of the Trust if the Managing Trustee determines that an extension is reasonably necessary to wind up the affairs of the Trust.

No Action relief has been requested from the Securities and Exchange Commission (the "SEC") to confirm that the Division of Corporate Finance will continue to not recommend any enforcement action to the SEC with the Trust's extension to December 31, 2015, although the Trust does not (i) register the Beneficial Interests under the Securities Act of 1933, as amended, (ii) qualify the Trust Units under the Trust Indenture Act of 1939, as amended, or (iii) register as an investment company or elect treatment as a BDC under the Investment Company Act of 1940, as amended; and provided the Trust complies with the conditions of the prior no-action relief, including limited reporting under the Securities Exchange Act of 1934, as amended, as contemplated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2014

MACC PEI LIQUIDATING TRUST

By: /s/ Kevin J. Gadawski
Kevin J. Gadawski, President,
NL STRATEGIES, INC., Managing Trustee